                                                                   Exhibit 10.12


                                 AMENDMENT NO. 5

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT


                  THIS AMENDMENT NO. 5 ("Amendment") is entered into as of April 13, 1998, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), GRAHAM-FIELD, INC., a corporation organized under the laws of the State of New York ("Field"), GRAHAM-FIELD EXPRESS, INC., a corporation organized under the laws of the State of Delaware ("Express"), GRAHAM-FIELD TEMCO, INC., a corporation organized under the laws of the State of New Jersey ("Temco"), GRAHAM-FIELD DISTRIBUTION, INC., a corporation organized under the laws of the State of Missouri ("Distribution"), GRAHAM-FIELD BANDAGE, INC., a corporation organized under the laws of the State of Rhode Island ("Bandage"), GRAHAM-FIELD EXPRESS (PUERTO
RICO), INC., a corporation organized under the laws of the State of Delaware ("GFPR"), EVEREST & JENNINGS, INC., a corporation organized under the laws of the State of California ("E & J"), LABAC SYSTEMS, INC., a corporation organized under the laws of the State of Colorado ("LaBac"), MEDICAL SUPPLIES OF AMERICA, INC., a corporation organized under the laws of the State of Florida ("Medapex"), HEALTH CARE WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("Health Care"), H C WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("HCW"), CRITICAL CARE ASSOCIATES, INC., a corporation organized under the laws of the State of Georgia ("Critical"), LUMEX/BASIC AMERICAN HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("Lumex"), BASIC AMERICAN MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Georgia ("Basic American"), LUMEX MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Lumex Medical"), PRISM ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware ("Prism"), BASIC AMERICAN SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Basic Distribution"), PRISTECH, INC., a corporation organized under the laws of the State of Delaware ("Pristech"), LUMEX SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Lumex Distribution") and MUL ACQUISITION CORP. II, a corporation organized under the laws of the State of Delaware ("Mul Acquisition) (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party to (collectively, the "Lenders" and individually a "Lender") the Loan Agreement (as defined below) and IBJ SCHRODER BUSINESS CREDIT CORPORATION, a New York banking corporation ("IBJS"), as agent for Lenders (IBJS, in such capacity, the "Agent").
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                                   BACKGROUND

                  Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of December 10, 1996, as amended by an Amendment Letter dated May 15, 1997, Amendment No. 1 dated June 25, 1997, Amendment No. 2 dated July 9, 1997, Amendment No. 3 dated July 9, 1997, a Letter Amendment dated September 18, 1997 and an Amendment No. 4 and Joinder Agreement dated December 30, 1997 (as further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

                  Borrowers have requested that Agent and Lenders waive various Events of Default that have occurred and to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions set forth below.


                  NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

                  2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Events of Default that have occurred as a result of Borrowers' non-compliance with (i) Sections 6.6 and 6.7 of the Loan Agreement due to Borrowers' failure to be in compliance with such sections for the period ending December 31, 1997 and
(ii) Section 9.9 of the Loan Agreement due to Borrowers' failure to deliver the monthly financial statements referenced therein during 1997 and January and February of 1998.

                  3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is amended as follows:

                           (a) The following definitions in Section 1.2 are
amended in their entirety to provide as follows:

                           "Earnings Before Interest and Taxes" shall mean for
any period the sum of (i) net income (or loss) of Borrowers on a Consolidated Basis for such period (excluding extraordinary gains and losses), plus (ii) all interest expense of Borrowers on a Consolidated Basis for such period, plus
(iii) all charges against income of Borrowers on a Consolidated Basis for such period for federal, state and local taxes incurred.

                           "Revolving Interest Rate" shall mean an interest rate
per annum equal to (a) the Alternate Base Rate with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus two and one-quarter percent (2.25%) with respect to Eurodollar Rate Loans.

                           (b) The following definitions are added to Section
1.2:
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                           "Amendment No. 5" shall mean Amendment No. 5 to
Revolving Credit and Security Agreement dated as of April 13, 1998.

                           "Amendment No. 5 Effective Date" shall mean the date
all of the conditions set forth in Section 4 of Amendment No. 5 have been satisfied.

                           "Availability Reserve" shall mean $20,000,000.

                           "Restructuring Charges" shall mean the restructuring,
merger and other charges incurred by Borrowers and write-offs of purchased in-process research and development costs as recorded in the financial statements of Holdings for the year ending December 31, 1997.

                           "Restructuring Charge Reserve" shall mean (x)
$12,000,000 less the amount of cash payments of Restructuring Charges made after the Amendment No. 5 Effective Date with the reduction being effective with the making of a Revolving Advance and written evidence from Borrowers to Agent that all or a portion of such Revolving Advance was used for the purpose of making the applicable cash payment or (y) such other amount as may be mutually agreed upon by Holdings and Agent based upon the amount of Restructuring Charges projected to be paid.

                           (c) Section 2.1(a) of the Loan Agreement is amended
in its entirety to provide as follows:

                           "2.1 (a) Revolving Advances. Subject to the terms and
conditions set forth in this Agreement, each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the sum of (i) the aggregate amount of outstanding Letters of Credit and Acceptances and Spot Contracts and (ii) the FX Reserve and (iii) the Restructuring Charge Reserve or (y) an amount equal to the sum of:

                           (i)      up to 85%, subject to the provisions of
                                    Section 2.1(b) hereof ("Receivables Advance
                                    Rate"), of Eligible Receivables, plus

                           (ii) up to the lesser of (A) 60%, subject to the provisions of Section 2.1(b) hereof ("Inventory Advance Rate"), of the value of the Eligible Inventory (the Receivables Advance Rate and the Inventory Advance Rate shall be referred to collectively, as the "Advance Rates") or (B) $40,000,000 in the aggregate at any one time (inclusive of amounts advanced pursuant to clause (iii) below), plus

                           (iii) the product of (a) the aggregate amount of outstanding trade Letters of Credit times
                                    (b) the Inventory Advance Rate, minus

                           (iv) the aggregate amount of outstanding Letters of Credit and Acceptances and Spot Contracts, minus

                           (v)      the FX Reserve, minus
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                           (vi)     the Availability Reserve, minus

                           (vii)    the Restructuring Charge Reserve, minus

                           (viii) such reserves as determined in good faith by Agent from time to time in the exercise of its discretion in a reasonable manner, including, without limitation, reserves for Liens permitted under subparagraphs (h) and
                                    (i) under the definition of Permitted
                                    Encumbrances.

                           The amount derived from the sum of (x) Sections
2.1(a)(y)(i) and (ii) and (iii) minus the sum of (y) Sections 2.1 (a)(y)(v) and
(vi) and (vii) and (viii) at any time and from time to time shall be referred to as the "Formula Amount". The Revolving Advances shall be evidenced by the secured promissory notes ("Revolving Credit Notes") substantially in the form attached hereto as Exhibit 2.1(a).

                           At such time as (i) the Receivables and Inventory of
E & J Canada are subject to a first priority perfected security interest in favor of Agent and (ii) the eligibility criteria set forth in this Agreement are met (it being deemed for purposes of this determination that E & J Canada is a "Borrower"), the determination of the Formula Amount shall include the Eligible Receivables and Eligible Inventory of E & J Canada."

                           (d) Sections 6.6(d) and 6.6(e) are amended in their
entirety and Section 6.6(f) is added to the Loan Agreement to provide as follows:

                           "(d) of not less than 0.80 to 1.00 at the end of the fiscal quarter ending June 30, 1998 for the immediately preceding six (6) month period;

                           (e) of not less than 1.00 to 1.00 at the end of the fiscal quarter ending September 30, 1998 for the immediately preceding nine (9) month period; and

                           (f) of not less than 1.00 to 1.00 at the end of the fiscal quarter ending December 31, 1998, and at the end of each fiscal quarter thereafter, in each case with respect to the four (4) fiscal quarters then ended."

                           (e) Section 6.7(b) is amended in its entirety and
Sections 6.7(c), 6.7(d) and 6.7(e) are added to the Loan Agreement to provide as follows:

                           "(b) Cause EBITDA to be equal to or greater than $5,000,000 at the end of the fiscal quarter ending March 31, 1998, for the immediately preceding three
                           (3) month period;

                           (c) Cause EBITDA to be equal to or greater than $10,000,000 at the end of the fiscal quarter ending June 30, 1998 for the immediately preceding six (6) month period;

                           (d) Cause EBITDA to be equal to or greater than $16,000,000 at the end of the fiscal quarter ending September 30, 1998 for the immediately preceding nine
                           (9) month period; and
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                           (e) Cause EBITDA to be equal to or greater than
                           $23,000,000 at the end of the fiscal quarter ending December 31, 1998 and at the end of each fiscal quarter thereafter, in each case with respect to the four (4) fiscal quarters then ended."

                           (f) The last sentence of Section 13.1 is amended in
its entirety to provide as follows:

                           "In the event the Obligations are prepaid in full
prior to the last day of the Term (the date of such prepayment hereinafter referred to as the "Early Termination Date"), Borrowers shall pay to Agent for the pro rata benefit of Lenders (based on their Commitment Percentages) an early termination fee in an amount equal to one percent (1.00%) of the Maximum Revolving Advance Amount if the Early Termination Date occurs on or after the Closing Date to and including June 10, 1999."

                  4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) eight (8) copies of this Amendment executed by Borrowers and Required Lenders and consented and agreed to by Guarantor, (ii) a $50,000 Amendment Fee for the ratable benefit of Lenders which execute this Amendment,
(iii) resolutions authorizing Borrowers to enter into this Amendment and the transactions contemplated hereby and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent, Lenders or their counsel, each of which shall be in form and substance satisfactory to Agent, Lenders and their counsel.

                           5. Representations and Warranties. Each Borrower
hereby represents and warrants as follows:

                           (a) This Amendment and the Loan Agreement, as amended
hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                           (b) Upon the effectiveness of this Amendment, each
Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                           (c) No Event of Default or Default has occurred and
is continuing or would exist after giving effect to this Amendment.

                           (d) Borrowers have no defense, counterclaim or offset
with respect to the Loan Agreement.

                  6.       Effect on the Loan Agreement.

                           (a) Upon the effectiveness of Section 3 hereof, each
reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.
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                           (b) Except as specifically amended herein, the Loan
Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                           (c) The execution, delivery and effectiveness of this
Amendment shall not, except as expressly provided in Section 2, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                           (d) The Obligations under the Loan Agreement as
amended pursuant to this Amendment benefit fully from all collateral security and guaranties with respect thereto.

                  7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

                  8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  9. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
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                           IN WITNESS WHEREOF, this Amendment has been duly
executed as of the day and year first written above.

                                    GRAHAM-FIELD HEALTH PRODUCTS, INC.
                                    GRAHAM-FIELD, INC.
                                    GRAHAM-FIELD EXPRESS, INC.
                                    GRAHAM-FIELD TEMCO, INC.
                                    GRAHAM-FIELD DISTRIBUTION, INC.
                                    GRAHAM-FIELD BANDAGE, INC.
                                    GRAHAM-FIELD EXPRESS (PUERTO RICO), INC.
                                    EVEREST & JENNINGS, INC.
                                    LABAC SYSTEMS, INC.
                                    MEDICAL SUPPLIES OF AMERICA, INC.
                                    HEALTH CARE WHOLESALERS, INC.
                                    H C WHOLESALERS, INC.
                                    CRITICAL CARE ASSOCIATES, INC.
                                    LUMEX/BASIC AMERICAN HOLDINGS, INC.
                                    BASIC AMERICAN MEDICAL PRODUCTS, INC
                                    LUMEX MEDICAL PRODUCTS, INC.
                                    PRISM ENTERPRISES, INC
                                    BASIC AMERICAN SALES AND DISTRIBUTION
                                      CO., INC.
                                    PRISTECH, INC.
                                    LUMEX SALES AND DISTRIBUTION CO., INC.
                                    MUL ACQUISITION CORP. II


                                    By:  /s/ Irwin Selinger
                                         _________________________________

                                         Name: Irwin Selinger
                                         Title: Chief Executive Officer of each
                                                of the foregoing corporations

ATTEST:
/s/ Richard S. Kolodny
------------------------------
Name:  Richard S. Kolodny
Title: Vice President, General Counsel

CONSENTED AND AGREED TO:

EVEREST & JENNINGS CANADIAN LIMITED

By:/s/ Richard S. Kolodny
   ------------------------
Name: Richard S. Kolodny
     ----------------------
Title: Vice President, General Counsel
       -------------------------------


                                  IBJ SCHRODER BUSINESS CREDIT CORPORATION, as Lender and as Agent

                                  By: /s/ James M. Steffy
                                      -------------------
                                      James M. Steffy, Vice President

                                  One State Street
                                  New York, New York 10004

                                  Commitment Percentage: 25.00%


                                  NATIONAL CITY COMMERCIAL FINANCE, INC.

                                  By: /s/The Bank
                                      ------------------------------
                                  Name:
                                       -----------------------------
                                 Title:
                                       -----------------------------

                                  1965 East Sixth Street, Suite 400
                                  Cleveland, Ohio 44114

                                  Commitment Percentage: 25.00%


                                  BTM CAPITAL CORPORATION

                                  By: /s/ The Bank
                                      ------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------

                                  125 Summer Street, Fourth Floor
                                  Boston, Massachusetts 02110

                                  Commitment Percentage: 25.00%

                           DEUTSCHE FINANCIAL SERVICES CORPORATION

                           By:         /s/ The Bank
                              ------------------------------
                           Name:
                                ----------------------------
                           Title:
                                 ---------------------------
                           Address:
                                   -------------------------

                           ---------------------------------

                          Commitment Percentage: 25.00%